Exhibit 99.1

Solutions for the Industrial Internet of Things

FOR IMMEDIATE RELEASE

CONTACT:	Liolios Group Investor Relations
Scott Liolios or Matt Glover
949-574-3860, IDSY@liolios.com

I.D. Systems Reports First Quarter 2015 Financial Results

Revenue Up 14% from First Quarter of 2014

Woodcliff Lake, NJ, May 7, 2015—I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of wireless solutions for the Industrial Internet of Things, today reported results for the quarter ended March 31, 2015.

First Quarter 2015 Financial Highlights

•	Revenue increased 14% to $11.1 million from $9.7 million in the first quarter of 2014, driven primarily by a 35% increase in revenue from the company’s transportation asset management (TAM) systems.

•	Recurring revenue was $4.5 million, or 40% of total revenue, compared to $4.3 million, or 44% of total revenue, in the first quarter of 2014.

•	Gross margin was 36% compared to 51% in the first quarter of 2014. The decrease was primarily attributable to four factors:

o	the company’s continued transition to a new pricing model for vehicle management systems (VMS), which emphasizes multi-year, high-margin recurring service contracts over lower-margin upfront hardware revenue;

o	initial costs to integrate and train a VMS implementation partner, which the company believes will improve labor efficiency and capacity to accommodate future enterprise customer roll-outs;

o	start-up costs for initial production of the company’s new generation of VMS devices, which are expected to improve going forward through cost-cutting initiatives and increased volume; and

o	a low gross margin on a $1.1 million sale of TAM spare parts to Walmart, which was part of a refurbishment program expected extend the life of TAM devices on Walmart trailers for years and have a corresponding positive effect on long-term TAM revenue.

•	Selling, general and administrative (SG&A) expenses were flat compared to the first quarter of 2014, at $6.8 million. Excluding non-recurring costs of $0.7 million related to an unconsummated strategic initiative in 2015 and $1.1 million related to an executive change in 2014, non-GAAP SG&A expenses in the first quarter of 2015 and 2014 were $6.1 million and $5.7 million, respectively.

•	Research and development expenses increased to $1.23 million from $1.15 million in the first quarter of 2014, primarily as a result of increased system and quality testing on the company’s new products.

•	Excluding stock-based compensation, depreciation and amortization, and other non-recurring items, non-GAAP net loss was $2.7 million, or $(0.22) per basic and diluted share, compared to non-GAAP net loss of $0.9 million, or $(0.08) per basic and diluted share, in the same period a year ago.

•	Net loss was $3.9 million, or $(0.32) per basic and diluted share, compared to a net loss of $2.8 million, or $(0.24) per basic and diluted share, in the first quarter of 2014.

•	As of March 31, 2015, I.D. Systems had $11.0 million in cash, cash equivalents and marketable securities, and no debt.

Management Commentary

Kenneth Ehrman, I.D. Systems’ chairman and CEO, said, “We are pleased with our 14% year over year revenue growth in the first quarter of 2015. Our TAM business segment exceeded our revenue target and VMS unit sales were in line with our expectations. Our pipeline is strong and we remain confident we can meet our 2015 objective of sustaining the revenue growth rate we achieved in 2014.

Page 1 of 6	More...

Solutions for the Industrial Internet of Things

“While our gross margin in the first quarter of 2015 was lower than historical levels, the factors contributing to this short-term result are related primarily to the ‘I.D. Systems 2.0’ quality improvements and repeatable, scalable processes we implemented for customers during the first quarter, including Knight Transportation, Raymond, Toyota and Walmart. We believe this investment will positively impact future business with all of our customers going forward.

“One of the most exciting aspects of our pipeline is our partnership with Toyota Industrial Equipment, the North American arm of the world’s largest manufacturer of lift trucks. We have been training their dealer network on selling our VMS solutions and have established automated online tools, integrated with Toyota’s backend systems, which we expect will streamline Toyota’s quoting and ordering processes. We are starting to see some orders from Toyota Industrial Equipment, but expect more revenue impact from this exciting program in the second half of 2015.”

First Quarter 2015 Operational Highlights

•	The company completed its “I.D. Systems 2.0” strategic initiative, aimed at building quality, repeatable and scalable processes to support the company’s goals for revenue growth and profitability. Examples of projects completed under the initiative included the accelerated commercial release of four new products; an improved software upgrade process; enhanced capabilities of our Analytics offering; improved, more scalable field service resources and customer training tools; and improved supplier quality assurance and VMS hardware support processes.

•	Unit shipments of TAM products increased 168% compared to the first quarter of 2014.

•	Unit shipments of VMS products increased 15% compared to the first quarter of 2014.

•	I.D. Systems and Toyota Material Handling, U.S.A., the North American division of the world’s largest lift truck manufacturer, announced their strategic partnership at ProMat 2015, the material handling industry’s premier trade exhibition. Toyota subsequently introduced its new T-Matics Command VMS product, a private-labeled version of I.D. Systems’ VAC4, to its network of more than 220 dealer locations across North America.

•	I.D. Systems earned repeat business from core end users, including Ashley, Audi, Bridgestone, Caterpillar, CH Robinson, Estenson Logistics, Ford Motor Company, General Mills, Kellogg’s, Knight Transportation, Meijer, Nestlé, Procter & Gamble, Swift Transportation, Toyota, US Trailer Holdings, the U.S. Postal Service (USPS), Walgreens, and Walmart.

•	The company received purchase orders for initial VMS deployments from new customers, including a leading global supplier to the oil and gas industry, one of the world’s most prominent power management companies, one of the largest privately-held agribusinesses in the U.S., a leading packaged food producer, and a leading global manufacturer of engineered polymers.

•	The company also received purchase orders from VMS channel partners for end users across a diverse range of industries, including automotive, fabrics, food and beverage, grocery, healthcare, heavy equipment, home products, and mass retail.

•	The U.S. Patent and Trademark Office allowed the company’s application for a patent on an advanced cargo sensing system for dry van trailers and intermodal containers, which integrates a battery-powered, light-based sensor with an ultrasonic cargo detector to provide accurate loaded/unloaded data without the need for an external door sensor. The company expects this patent to be key competitive differentiator for its TAM solutions in the trailer and container tracking market.

•	I.D. Systems’ PowerFleet® VMS solution earned a 2014 M2M Evolution IoT Excellence Award from TMC and Crossfire Media, which honors innovative products that support the collection and analysis of machine data to drive better business decisions.

Investor Conference Call

I.D. Systems will hold a conference call for investors and analysts today, Thursday, May 7, 2015, at 4:45 p.m. Eastern time. The company’s CEO, Kenneth Ehrman, will lead a discussion on the results of the quarter and other recent developments, followed by a question and answer period. The conference call will be broadcast live via the Investors section of the company’s website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

Page 2 of 6	More...

Solutions for the Industrial Internet of Things

Non-GAAP Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss, non-GAAP net income/loss per basic and diluted share, and Selling and General Administrative Expenses. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Germany, and the United Kingdom, I.D. Systems is a leading global provider of wireless solutions for securing, controlling, tracking, and managing high-value enterprise assets, including industrial vehicles, rental cars, trailers, containers, and cargo. The company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, please visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding: prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; emerging new products; and plans, strategies and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2014. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

-- Tables to Follow –

Page 3 of 6	More...

Solutions for the Industrial Internet of Things

I.D. Systems, Inc. and Subsidiaries

Condensed Statement of Operations Data

(Unaudited)

	Three Months Ended
	March 31,
	2014	2015
Revenue:
Products	$5,790,000	$6,871,000
Services	3,946,000	4,249,000
	9,736,000	11,120,000
Cost of Revenue:
Cost of products	3,302,000	5,223,000
Cost of services	1,450,000	1,949,000
	4,752,000	7,172,000

Gross Profit	4,984,000	3,948,000

Operating Expenses
Selling, general and administrative expenses	6,820,000	6,769,000
Research and development expenses	1,150,000	1,229,000
	7,970,000	7,998,000

Loss from operations	(2,986,000)	(4,050,000)
Interest income	152,000	87,000
Other income, net	3,000	18,000

Net loss	$(2,831,000)	$(3,945,000)

Net loss per share – basic and diluted	$(0.24)	$(0.32)

Weighted average common shares outstanding – basic and diluted	12,020,000	12,218,000

I.D. Systems, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2015
Net loss attributable to common stockholders	$(2,831,000)	$(3,945,000)
Depreciation and amortization	551,000	218,000
Stock-based compensation	283,000	388,000
Non-recurring costs related to unconsummated strategic initiative	-	669,000
Stock-based compensation related to executive change	327,000	-
Other non-recurring expenses related to executive change	723,000	-
Non-GAAP net loss	$(947,000)	$(2,670,000)
Non-GAAP net loss per share – basic and diluted	$(0.08)	$(0.22)

Page 4 of 6	More...

Solutions for the Industrial Internet of Things

I.D. Systems, Inc. and Subsidiaries

Condensed Balance Sheet Data

	December 31, 2014*	March 31, 2015
		(Unaudited)
ASSETS
Cash and cash equivalents	$5,974,000	$3,370,000
Restricted cash	303,000	303,000
Investments – short term	3,249,000	2,674,000
Accounts receivable, net	14,783,000	12,574,000
Financing receivable – current	1,898,000	1,858,000
Inventory, net	6,252,000	7,796,000
Deferred costs – current	2,183,000	2,595,000
Prepaid expenses and other current assets	1,767,000	1,716,000
Total current assets	36,409,000	32,886,000

Investments – long term	4,066,000	4,659,000
Financing receivable – long term	4,072,000	3,762,000
Deferred costs – long term	3,281,000	2,779,000
Fixed assets, net	1,520,000	2,047,000
Goodwill	1,837,000	1,837,000
Intangible assets, net	977,000	943,000
Other assets	324,000	354,000
	$52,486,000	$49,267,000

LIABILITIES
Accounts payable and accrued expenses	$10,102,000	$11,608,000
Capital lease obligation - current	149,000	110,000
Deferred revenue - current	6,742,000	6,499,000
Total current liabilities	16,993,000	18,217,000
Deferred rent	309,000	301,000
Deferred revenue – long term	7,929,000	7,330,000
Total liabilities	25,231,000	25,848,000
Commitments and Contingencies

STOCKHOLDERS' EQUITY
Preferred stock; authorized 5,000,000 shares, $0.01 par value; none issued	--	--
Common stock; authorized 50,000,000 shares, $0.01 par value; 13,476,000 and 13,500,000 shares issued at December 31, 2014 and March 31, 2015, respectively; shares outstanding, 12,812,000 and 12,817,000 at December 31, 2014 and March 31, 2015, respectively	124,000	124,000
Additional paid-in capital	106,272,000	106,815,000
Accumulated deficit	(75,176,000)	(79,121,000)
Accumulated other comprehensive loss	(375,000)	(692,000)
	30,845,000	27,126,000
Treasury stock, at cost	(3,590,000)	(3,707,000)
Total stockholders’ equity	27,255,000	23,419,000
Total liabilities and stockholders’ equity	$52,486,000	$49,267,000

*Derived from audited balance sheet as of December 31, 2014.

Page 5 of 6	More...

I.D. Systems, Inc. and Subsidiaries

Condensed Statement of Cash Flows Data

(Unaudited)

	Three Months Ended March 31,
	2014	2015
Cash flows from operating activities:
Net loss	$(2,831,000)	$(3,945,000)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	128,000	7,000
Proceeds from sale of N.J. net operating loss carryforwards	63,000	-
Stock-based compensation expense	610,000	388,000
Depreciation and amortization	551,000	218,000
Inventory reserve	29,000	108,000
Other non-cash items	6,000	(1,000)
Changes in:
Accounts receivable	(1,134,000)	1,962,000
Financing receivable	714,000	350,000
Inventory	168,000	(1,652,000)
Prepaid expenses and other assets	(177,000)	21,000
Deferred costs	97,000	90,000
Deferred revenue	755,000	(830,000)
Accounts payable and accrued expenses	368,000	1,389,000
Net cash used in operating activities	(653,000)	(1,895,000)

Cash flows from investing activities:
Expenditures for fixed assets, including website costs	(56,000)	(711,000)
Purchase of investments	(1,575,000)	(1,023,000)
Maturities of investments	1,565,000	1,013,000
Net cash used in investing activities	(66,000)	(721,000)

Cash flows from financing activities:
Principal payments of capital lease obligation	(34,000)	(39,000)
Proceeds from exercise of stock options	43,000	155,000
Net cash provided by financing activities	9,000	116,000

Effect of foreign exchange rate changes on cash and equivalents	46,000	(104,000)
Net decrease in cash and cash equivalents	(664,000)	(2,604,000)
Cash and cash equivalents - beginning of period	6,582,000	5,974,000
Cash and cash equivalents - end of period	$5,918,000	$3,370,000

Page 6 of 6